UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) February 10, 2012
COLUMBIA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)
Commission File No.  1-10352

Delaware	59-2758596
(State of Incorporation)	(I.R.S. Employer Identification No.)

354 Eisenhower Parkway Livingston, New Jersey	07039
(Address of principal executive offices)	Zip Code

Registrant's telephone number, including area code:  (973) 994-3999
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
A description of the Waiver Agreement is set forth under Item 2.01 of this Current Report on Form 8-K and is incorporated by reference into this item.

Item 2.01     Completion of Acquisition or Disposition of Assets.

Second Closing of Watson Transactions

On February 10, 2012, Columbia Laboratories, Inc. (the “Company”) and Coventry Acquisition, LLC (the “Buyer”), a subsidiary of Watson Pharmaceuticals, Inc. (“Watson”), completed the second closing of the previously announced Purchase and Collaboration Agreement, dated as of March 3, 2010 (the “Purchase Agreement”), among the Company, the Buyer and Watson. The first closing of the Purchase Agreement occurred on July 2, 2010, when the Company sold to Buyer (i) substantially all of its assets primarily relating to pharmaceutical products containing progesterone as an active ingredient and (ii) 11,200,000 shares of the Company's common stock, $.01 par value per share. The Company retained responsibility, until the second closing, for completing the Phase III PREGNANT Study designed to evaluate the ability of PROCHIEVE 8% to reduce the risk of preterm birth in women with a short cervix of between 1.0 and 2.0 centimeters (the “PTB Indication”) as measured by transvaginal ultrasound at mid-pregnancy and for seeking acceptance and approval by the United States Food and Drug Administration of a new drug application to market PROCHIEVE 8% for the PTB Indication (the “PTB NDA”).
Pursuant to Section 3.3 of the Purchase Agreement, the Company agreed to transfer the PTB NDA to Buyer on the earliest of (i) approval of the PTB NDA, (ii) mutual agreement of the Company and Buyer to cease the development of the PTB Indication or (iii) December 31, 2012, unless the Company and Buyer jointly waived the satisfaction of those conditions. On February 10, 2012, the Company and Buyer entered into an agreement (the “Waiver Agreement”) to jointly waive the conditions precedent to the second closing. A copy of the Waiver Agreement is furnished as Exhibit 10.1 hereto and is incorporated herein by reference.

On February 10, 2012, the Company and Buyer held the second closing under the Purchase Agreement and the Company transferred the PTB NDA to Buyer. There were no incremental payments associated with the transfer, and the Company maintains its financial interest in the product.

Mr. G. Frederick Wilkinson, Executive Vice President, Global Brands, of Watson, is a member of the Board of Directors of the Company.

The above summary of certain terms of the Purchase Agreement and the Waiver Agreement does not purport to be complete and provides only a general description of the Purchase Agreement and Waiver Agreement and thus should be read together with, and is qualified in its entirety by reference, respectively, to (i) the entire Purchase Agreement, previously filed as Exhibit 2.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 4, 2010, and (ii) the entire Waiver Agreement filed as Exhibit 10.1 hereto.

Item 8.01     Other Events.

On February 13, 2012, the Company issued a press release entitled, “Columbia Laboratories Transfers NDA for Progesterone Vaginal Gel 8% to Watson Pharmaceuticals” (the “Press Release”). A

copy of the Press Release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d)	Exhibits.

10.1	Agreement dated February 10, 2012, of Columbia Laboratories, Inc., and Coventry Acquisition, LLC, to Waive Conditions Precedent to Second Closing of March 3, 2010 Purchase and Collaboration Agreement.

99.1	Press Release dated February 13, 2012, entitled “Columbia Laboratories Transfers NDA for Progesterone Vaginal Gel 8% to Watson Pharmaceuticals.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 15, 2012

COLUMBIA LABORATORIES, INC.
By: /S/ Lawrence A. Gyenes
Lawrence A. Gyenes
Senior Vice President, Chief Financial Officer
& Treasurer

Exhibit Index

Exhibit No.	Description
10.1	Agreement dated February 10, 2012, of Columbia Laboratories, Inc., and Coventry Acquisition, LLC, to Waive Conditions Precedent to Second Closing of March 3, 2010 Purchase and Collaboration Agreement.
99.1	Press Release dated February 13, 2012, entitled “Columbia Laboratories Transfers NDA for Progesterone Vaginal Gel 8% to Watson Pharmaceuticals.”